SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Mystic Financial, Inc.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

Mystic Financial Logo


                                       September 26, 2001

Dear Stockholder:

      You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Mystic Financial, Inc., the holding company for Medford Co-operative Bank, Medford, Massachusetts, which will be held on October 24, 2001 at the offices of Medford Co-operative Bank, 201 Salem Street, Medford, Massachusetts, at 10:00 a.m., Eastern Time (the "Annual Meeting").

      The attached Notice of the 2001 Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Mystic Financial will be present at the Annual Meeting to report on the business of Mystic Financial and Medford Co-operative Bank and to answer questions.

      The Board of Directors of Mystic Financial has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Mystic Financial and its stockholders and unanimously recommends a vote "FOR" each of these matters.

      Please complete, sign and return the enclosed proxy card promptly whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you are unable to attend.

      On behalf of the Board of Directors and the employees of Mystic Financial and Medford Co-operative Bank, we thank you for your continued support.

                                       Sincerely yours,


                                       /s/ John J. McGlynn

                                       John J. McGlynn
                                       Chairman of the Board

                           Mystic Financial, Inc.
                               60 High Street
                        Medford, Massachusetts 02155
                               (781) 395-2800

                  Notice Of Annual Meeting Of Stockholders
                         To Be Held October 24, 2001

      At the 2001 Annual Meeting, we will ask you to:

      * Elect four directors to serve for a term of three years, with the exception of Ralph W. Dunham, who will serve for two years. The following four directors are the Nominating Committee's nominees:

                  *  Julie Bernardin    *  John A. Hackett
                  *  Ralph W. Dunham    *  Lorraine P. Silva

      * Ratify the appointment of Wolf & Company, P.C. as our independent auditors for the fiscal year ending June 30, 2002; and

      * Transact any other business as may properly come before the Annual Meeting.

      You may vote at the Annual Meeting if you were a stockholder of Mystic Financial at the close of business on August 31, 2001, the record date.

                                       By Order of the Board of Directors,


                                       /s/ John M. O'Donnell


                                       John M. O'Donnell
                                       Secretary

Medford, Massachusetts
September 26, 2001

===========================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
===========================================================================

                             GENERAL INFORMATION

General

      We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting.

      We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about September 26, 2001 to all stockholders entitled to vote. If you owned Mystic Financial's common stock at the close of business on August 31, 2001, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,711,216 shares of common stock outstanding.

Quorum

      A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. Shares underlying broker non-votes will not be counted as having been voted in person or by proxy and will have no effect on the election of directors.

Voting Rights

      You are entitled to one vote at the Annual Meeting for each share of Mystic Financial's common stock that you owned at the close of business on August 31, 2001. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

      You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

      If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

Proposal 1:           The four nominees for director who receive the most
Elect Four            votes will be elected. So, if you do not vote for a
Directors             nominee, or you indicate "withhold authority" for any
                      nominee on your proxy card, your vote will not count
                      "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2:           The affirmative vote of a majority of the shares
Ratify Appointment    present in person or by proxy at the Annual Meeting
of Independent        and entitled to vote on this proposal is required to
Public Accountants    ratify the appointment of Wolf & Company, P.C. as
                      Mystic Financial's independent certified public accountants. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

      If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote":

* Proposal 1: Elect Four Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

* Proposal 2: Ratify Appointment of Independent Public Accountants. A broker non-vote would have no effect on the outcome of this proposal.

Revoking Your Proxy

      You may revoke your proxy at any time before it is exercised by:

* Filing with the Secretary of Mystic Financial a letter revoking the proxy;

*     Submitting another signed proxy with a later date; or

* Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of Mystic Financial prior to the voting of such proxy.

      If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Mystic Financial.

Solicitation of Proxies

      Mystic Financial will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of Mystic Financial and Medford Co-operative Bank may solicit proxies by:

      *     mail;
      *     telephone; and
      *     other forms of communication.

      We will also reimburse persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, for the expenses that incur in forwarding the proxy materials to and obtaining proxies from such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies, which firm will be paid a fee of $2,500, plus out-of-pocket expenses.

Security Ownership of Certain Beneficial Owners

      The following table contains common stock ownership information for persons known to Mystic Financial to "beneficially own" 5% or more of Mystic Financial's common stock as of August 31, 2001. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as by exercising stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the U.S. Securities and Exchange Commission (the "SEC") and with Mystic Financial. In this Proxy Statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.


                                                                            Percent of
                                                             Amount of      Shares of
                  Name and Address                           Beneficial    Common Stock
Title of Class    of Beneficial Owner                        Ownership      Outstanding
--------------    -------------------                        ----------    ------------

Common Stock,     Mystic Financial, Inc. Employee            146,261(1)        8.55%
$.01 par value    Stock Ownership Plan Trust
                  HSBC Bank USA
                  140 Broadway
                  New York, NY 10005

Common Stock,     Thomson Horstman & Bryant, Inc.            172,900(2)       10.10%
$.01 par value    Park 80 West, Plaza Two
                  Saddle Brook, NJ 07663

Common Stock,     SuNova Partners, L.P.                      113,800(3)        6.05%
$.01 par value    SuNova Long-Term Opportunity Fund, L.P.
                  SuNova Holdings, LLC.
                  SuNova Capital, LP
                  SuNova, LLC
                  Matthew Byrnes
                  Felice Gelman
                  780 Third Avenue, 30th Floor
                  New York, NY 10017

____________________
<F1>  The Mystic Financial, Inc. Employee Stock Ownership Plan ("ESOP") is
      administered by the Compensation Committee of Mystic Financial's Board of Directors (the "Compensation Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which HSBC Bank USA, serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from Mystic Financial, initially placed these shares in a suspense account for future allocation and intends to allocate them to employees participating in the ESOP over a period of years as its acquisition debt is retired. The ESOP Trustee is the beneficial owner of the shares held in the ESOP Trust. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of common stock held in the ESOP Trust allocated to participants' accounts in accordance with instructions received from the participants. As of June 30, 2001, 70,629 shares have been allocated to the accounts of the ESOP participants.
<F2>  Based on a Schedule 13G filed with the SEC on February 2, 2001,
      Thomson Horstman & Bryant, Inc. is a Delaware corporation which is an investment advisor registered under the Investment Advisors Act of 1940, which exercises sole voting and dispositive power over all shares of common stock of Mystic Financial held by it.
<F3>  Based on a Schedule 13G filed with the SEC on April 17, 2001, SuNOVA
      Partners, L.P. ("SuNOVA Partners"), SuNOVA Long-Term Opportunity Fund, L.P. ("SuNOVA Long-Term"), SuNOVA Capital, LP ("SuNOVA Capital") are Delaware limited liability partnerships and SuNOVA Holdings, LLC ("SuNOVA Holdings") and SuNOVA, LLC ("SUNOVA") are Delaware limited liability companies. SuNOVA Partners and SuNOVA Long-Term reported shared voting and dispositive power of 45,678 and 30,700 shares, respectively, over shares directly owned by such entities. SuNOVA Long-Term in its capacity as the general partner for these two entities reported shared voting and dispositive power of 76,378 shares directly owned by SuNOVA Partners and SuNOVA Long-Term.

      SuNOVA Capital reported shared voting and dispositive power of 37,422 shares held directly by SuNOVA Offshore Ltd. ("SuNOVA Offshore"), a Cayman Islands corporation, in its capacity as the investment manager to SuNOVA Offshore. SUNOVA also reported shared voting and dispositive power of 37,422 shares directly owned by SuNOVA Offshore as the general partner to SuNOVA Capital.

      In their capacity as co-managing members of SuNOVA Holdings and SuNOVA Capital, Mr. Bynes and Ms. Gelman reported shared voting and dispositive power over 65,105 and 48,695 shares, respectively, for shares of Mystic Financial common stock owned directly by SuNOVA Partners, SuNOVA Long-Term and SuNOVA Offshore.

Security Ownership of Management

      The following table shows the number of shares of Mystic Financial's common stock beneficially owned by each director and named executive officer, and all directors and executive officers of Mystic Financial and Medford Co-operative Bank as a group, as of August 31, 2001. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.


                                                               Amount and Nature       Percent of
                            Position with                        of Beneficial        Common Stock
Name                        Mystic Financial**               Ownership(1)(2)(3)(4)     Outstanding
----                        ------------------               ---------------------    ------------

Julie Bernardin             Director                             11,868(5)                  *
Thomas G. Burke             Senior Vice President and            11,590                     *
                            Commercial Loan Officer
Frederick N. Dello Russo    Director                             15,478(6)                  *
Ralph W. Dunham             Director, President, Chief           37,862(7)                2.21%
                            Executive Officer and Treasurer
John A. Hackett             Director                             15,851(8)                  *
Richard M. Kazanjian        Director                             14,460(9)                  *
John W. Maloney             Director                             35,278(10)               2.06%
John J. McGlynn             Chairman of the Board                23,640(11)               1.38%
John M. O'Donnell           Executive Vice President and         11,848                     *
                            Secretary
Lorraine P. Silva           Director                             29,249                   1.71%
All directors and executive officers as a group (14 persons)    390,165(12)(13)          22.8 %

____________________
*     Less than 1% of common stock outstanding.
** Titles are for both Mystic Financial and Medford Co-operative Bank, except where indicated.
<F1>  Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the August 31, 2001 voting record date, pursuant to the exercise of stock options, as follows: Ms. Bernardin - 4,278, Messrs. Burke - 2,000, Dello Russo - 4,278, Dunham - 14,668, Hackett - 4,278,
      Kazanjian - 4,278, Maloney - 4,278, McGlynn - 4,278, O'Donnell - 2,000, and Ms. Silva - 4,278.
<F2>  See "Principal Stockholders of Mystic Financial" for a definition of
      "beneficial ownership."
<F3>  Includes restricted stock awards of 34,226 shares made to outside directors under the Mystic Financial, Inc. 1999 Recognition and Retention Plan ("RRP"). Under the RRP, Messrs. Dunham, Burke and O'Donnell have been granted aggregate restricted stock awards of, 16,168, 3,000 and 6,000 shares of common stock, respectively, and all other executive officers as a group were granted restricted stock awards of 11,103 shares. On April 10, 2001, Mr. Dunham was granted restricted stock awards of 1,500 shares with 33% vesting immediately, 33% vesting on December 31, 2002 and 33% on December 31, 2003. On April 10, 2001, Mr. O'Donnell was granted restricted stock awards of 3,000 shares with 1,000 shares vesting each December 31st following the grant date. Each recipient of a restricted stock award has sole voting power, but no investment power except in limited circumstances, over the common stock covered by the award. Except for the grant of restricted stock awards of 1,500 shares to Mr. Dunham and 3,000 shares to Mr. O'Donnell, the restricted stock awards will vest at the rate of 20% per year on each December 31st following the date of grant, with the first installment vested on December 31, 1999.
<F4>  The figures shown above include shares held in trust pursuant to the
      ESOP that have been allocated as of June 30, 2001 to individual accounts as follows: Mr. Dunham - 4,176 shares, Mr. Burke - 4,090 shares, Mr. O'Donnell - 3,848 shares and other all executive officers as a group 10,873 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, over such shares.

                                         (Footnotes continued on next page)




<F5>  Includes 2,119 shares held in Ms. Bernardin's individual retirement account ("IRA").
<F6>  Includes 7,000 shares jointly owed with his spouse and 2,000 shares held in Mr. Dello Russo's employer's profit sharing plan.
<F7>  Includes 1,650 shares held in Mr. Dunham's IRA and 200 shares held by
      Mr. Dunham as custodian for his two children.
<F8>  Includes 2,652 shares held in Mr. Hackett's IRA, 2,650 shares held in his spouse's IRA, 1,200 shares jointly held with his spouse, and 100 shares which Mr. Hackett holds as custodian for his minor child.
<F9>  Includes 5,211 shares jointly owned by Mr. Kazanjian and his spouse.
<F10> Includes 28,700 shares held in Mr. Maloney's employer's profit sharing plan.
<F11> Includes 12,517 shares jointly owned by Mr. McGlynn and his spouse and 1,874 shares owned by Mr. McGlynn's spouse.
<F12> The amount of shares for all directors and executive officers as a group includes 146,261 shares held by the ESOP Trust that have not been allocated to eligible participants as of June 30, 2001, over which the Compensation Committee (consisting of Mr. Hackett, Mr. McGlynn and Ms. Silva) may be deemed to have sole "investment power," thereby causing each committee member to be deemed a beneficial owner. Each committee member disclaims beneficial ownership of these shares. The individual participants in the ESOP have shared voting power with the ESOP Trustee with respect to the unallocated shares held in the ESOP Trust.
<F13> Includes shares held directly, held by certain members of the named individuals' families, or held by trusts of which the named individuals are trustees or substantial beneficiaries, with respect to which shares the named individuals may be deemed to have sole or shared voting or dispositive power.

                DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

                            _____________________

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

                            _____________________

General

      The Nominating Committee has nominated four persons for election as directors at the Annual Meeting. Each of the nominees is currently serving on Mystic Financial's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2004, with the exception of Ralph W. Dunham, who will serve until the Annual Meeting in 2003, or until their successors have been elected.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

Nominees and Continuing Directors

                                                               Position(s) Held with
                                      Director      Term       Mystic Financial and
Nominees                    Age(1)    Since(2)    Expires    Medford Co-operative Bank
--------                    ------    --------    -------    -------------------------

Julie Bernardin               58        1994       2001      Director
Ralph W. Dunham               45        2001       2003      Director, President, Chief Executive
                                                             Officer and Treasurer
John A. Hackett               61        1983       2001      Director
Lorraine P. Silva             70        1983       2001      Director


Continuing Directors
--------------------

Frederick N. Dello Russo      57        1998       2002      Director
Richard M. Kazanjian          65        1984       2002      Director
John W. Maloney               61        1998       2002      Director
John J. McGlynn               79        1966       2003      Director and Chairman of the Board

____________________
<F1>  As of June 30, 2001.
<F2>  Includes service as a Director with Medford Co-operative Bank prior to Mystic Financial's incorporation in 1997.

      The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees

      Julie Bernardin, M.Ed., has been the sole proprietor of JB
Consulting, Medford, Massachusetts, a sole proprietorship for over ten years. She is an executive and career coach and an organizational consultant and trainer. Her national clients are from both the public and private sector.

      Ralph W. Dunham was named President and Chief Executive Officer of Mystic Financial, Inc. and Medford Co-operative Bank on June 1, 2001. He had served as Executive Vice President, Chief Financial Officer, and Treasurer of Mystic Financial since 1997. He also served as Executive Vice President of Medford Co-operative Bank since 1997 and the Chief Financial Officer since 1988. Mr. Dunham is an attorney and certified public accountant.

      John A. Hackett is the President and owner of J.J. Ruddy Insurance Agency, Inc., Medford, Massachusetts, which he has owned since 1962.

      Lorraine P. Silva was employed by Medford Co-operative Bank for 28 years and has been retired since 1988.

Continuing Directors

      Frederick N. Dello Russo has been the owner and operator of Dello Russo Funeral Services, Inc., Medford, Massachusetts since 1978 and the owner and operator of McLaughlin-Dello Russo Funeral Home, Woburn, Massachusetts since 1995.

      Richard M. Kazanjian is a Principal of Consolidated Realty Trust, Medford, Massachusetts, and a General Partner in Wellington Realty, Medford, Massachusetts. Mr. Kazanjian is also a representative of Pruco Securities, Needham, Massachusetts.

      John W. Maloney is the owner and treasurer of Arlex Oil Corporation, Lexington, Massachusetts, which has been in the business of heating homes and businesses for over 60 years.

      John J. McGlynn is the Director of Special Projects for the Middlesex Sheriff's Department, which involves locating properties for the establishment of community counseling centers. Mr. McGlynn is also the retired Commissioner of the Public Employee Retirement Administration for the Commonwealth of Massachusetts in which he was responsible for the regulation of all the retirement systems in the Commonwealth, municipal, state, teachers, counties and authorities. Mr. McGlynn is a former member of the Pension Reserves Investment Management Board, an eight member board which oversaw the investments of $7.7 billion in reserve pension funds.

===========================================================================
       The Board of Directors unanimously recommends a vote "For" all of the nominees for election as directors.
===========================================================================

                            _____________________

                                 PROPOSAL 2

                       RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT AUDITORS

                            _____________________

      The Board of Directors has appointed Wolf & Company, P.C. as our independent public auditors for Mystic Financial for the fiscal year ending June 30, 2002, and we are asking stockholders to ratify the appointment. A representative of Wolf & Company, P.C. is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

===========================================================================
       The Board of Directors unanimously recommends a vote "For" the ratification of the appointment of Wolf & Company, P.C.
                as independent auditors for Mystic Financial.
===========================================================================

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

      Mystic Financial's Board of Directors currently consists of eight members. Mystic Financial's Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of four directors expire at the Annual Meeting.

      The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Mystic Financial. Mystic Financial's executive officers and management oversee the day-to-day operations of Mystic Financial. The directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. The directors also discuss business and other matters with the Chairman of the Board and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

      Mystic Financial's Board of Directors met 17 times during the fiscal year ended June 30, 2001. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board

      The Board of Directors of Mystic Financial has established the following committees:

EXECUTIVE       The Executive Committee provides advice and recommendations
COMMITTEE       to the Board and considers strategic planning and industry issues. Directors Kazanjian (Chairperson), Hackett, Maloney and McGlynn serve as members of the Committee. The
                Executive Committee met 20 times in the 2001 fiscal year.

NOMINATING      The Nominating Committee recommends nominees for election
COMMITTEE       as directors and reviews if any stockholder(s) nominations comply with the notice procedures set forth in Mystic
                Financial's Bylaws. Mystic Financial's Bylaws set forth a procedure for stockholders to nominate directors by notifying the Secretary of Mystic Financial in writing and meeting other requirements set forth in the Bylaws.
                Directors Dello Russo (Chairperson), Maloney and McGlynn serve as members of the committee. The Nominating Committee met once during the 2001 fiscal year.

COMPENSATION    The Compensation Committee provides advice and
COMMITTEE       recommendations to the Board in areas of employee salaries and benefits and directors' compensation. Directors Hackett
                (Chairperson), McGlynn and Silva serve as members of the committee. The Compensation Committee met 18 times in the 2001 fiscal year.

AUDIT           The Audit Committee oversees and monitors Mystic
COMMITTEE       Financial's financial reporting process and internal
                control system, reviews and evaluates the audit performed by Mystic Financial's outside auditors and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program. Directors
                Silva (Chairperson), Bernardin, Dello Russo, and Kazanjian serve as members of the committee. The Audit Committee met
                12 times in the 2001 fiscal year.

Audit Committee Report

      The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

      During 2001, the Audit Committee of Mystic Financial's Board held 12 formal meetings. It also met periodically throughout the year to discuss matters consistent with its duties. The Audit Committee's membership was comprised of Directors Silva (Chairperson), Bernardin, Dello Russo, and Kazanjian.

      Each member of Mystic Financial's Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. Mystic Financial's Audit Committee operates under a written charter approved by the Board, a copy of which is attached as Appendix A to this proxy statement.

      Mystic Financial's Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory, and internal control environments. The primary duties and responsibilities of Mystic Financial's Audit Committee are to:
(1) serve as an independent and objective party to monitor Mystic Financial's financial reporting process and internal control systems; (2) review and appraise the audit efforts of Mystic Financial's independent auditors and internal audit department; (3) evaluate Mystic Financial's quarterly financial performance, as well as its compliance with laws and regulations;

(4) oversee management's establishment and enforcement of financial policies; and (5) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board.

      Mystic Financial's Audit Committee has reviewed and discussed the audited financial statements of Mystic Financial for the fiscal year ended June 30, 2001 with Mystic Financial's management and Wolf & Company, P.C.. Mystic Financial's Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Wolf & Company, P.C.

      During the fiscal year ended June 30, 2001, Mystic Financial retained and paid the following fees to Wolf & Company, P.C. for services rendered:

         Audit service, including quarterly review of
          interim financial information                  $73,094
         All other fees, including tax compliance        $30,650

      Mystic Financial's Audit Committee has also received the written disclosures and the letter from Wolf & Company, P.C. required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), has discussed the independence of Wolf & Company, P.C. and considered whether the provision of non-audit services by Wolf & Company, P.C. is compatible with maintaining the auditor's independence.

      Based on the review and discussions noted above, Mystic Financial's Audit Committee has recommended to the Board that Mystic Financial's audited financial statements be included in Mystic Financial's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the SEC. A representative of Wolf & Company, P.C. is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if she or he so desires. Mystic Financial's Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board concurred in such recommendation.

                                  Audit Committee of Mystic Financial, Inc.

                                  Lorraine P. Silva (Chairperson)
                                  Julie Bernardin
                                  Frederick N. Dello Russo
                                  Richard M. Kazanjian

Directors' Compensation

      Director's Fees. Currently, each director of Medford Co-operative Bank receives the following fees:

*     fees of $400 per Board meeting attended;
*     committee fees ranging from $200 to $1,075 per month;
*     fees of $7,200 per year as a retainer.

      The Chairman of the Board also receives an additional $6,000 annual retainer. Total directors' meeting and committee fees for fiscal 2001 were $208,000. Directors of Mystic Financial do not receive compensation for their services as such but participate in Mystic Financial's stock option plan and restricted stock plan.

      Retirement Plan for Non-Employee Directors. Mystic Financial has established a retirement plan for all non-employee directors of Mystic Financial effective as of November 8, 2000 administered by the Compensation Committee of the Board of Directors of Mystic Financial. This plan provides for a lump sum payment equal to three times each director's annual compensation received from Mystic Financial for service as a member of the Board of Directors in the event of the director's termination of service as a director due to death, disability, retirement after attaining age 75, or for any reason other than cause (as defined in this plan) following or within one year prior to a change of control. For purposes of this plan, a change of control means: (i) a corporate reorganization, consolidation or merger in which Mystic Financial (or Medford Co-operative Bank) is not surviving entity; (ii) substantially all of Mystic Financial's (or Medford Co-operative Bank's) assets are acquired or 25% beneficial ownership of voting securities are acquired by unrelated party; (iii) liquidation or dissolution of Mystic Financial (or Medford Co-operative Bank) is approved; or (iv) change in the majority of the Board of Directors of Mystic Financial (or Medford Co-operative Bank) occurs.

Executive Officers

      The following individuals are executive officers of Mystic Financial and hold the offices set forth opposite their names.


Name                 Position Held with Mystic Financial
----                 -----------------------------------

Ralph W. Dunham      President, Chief Executive Officer and Treasurer
John M. O'Donnell    Executive Vice President and Secretary

      The Board of Directors elects the executive officers of Mystic Financial and Medford Co-operative Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. Mystic Financial has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "- Employment Agreements."

      Biographical information of executive officers of Mystic Financial and Medford Co-operative Bank who are not directors is set forth below.

      John M. O'Donnell, age 42, has served as Executive Vice President and Secretary of Mystic Financial and Medford Co-operative Bank since June 2001. Prior to that he served as President and Chief Executive Officer of Mystic Financial and Medford Co-operative Bank from April 10, 2001 to June 1, 2001. Mr. O'Donnell also served as Senior Vice President and Commercial Loan Officer, positions he had held since December 1998. He joined Medford Co-operative Bank in 1996 as Vice President, Commercial Loan Officer. Prior to joining Medford Co-operative Bank, Mr. O'Donnell was employed at Depositors Trust Company and Co-operative Bank of Concord from 1986 to 1996 as Senior Vice President of Lending.

      Thomas G. Burke, age 54, has served as Senior Vice President and Commercial Loan Officer of Medford Co-operative Bank since 1995. He is responsible for all commercial lending and supervision of the commercial loan department. Mr. Burke was formerly employed at Medford Savings Bank from 1990 to 1995, where he was a Vice President and a Commercial Loan Officer.

      Deborah A. McNeill, age 46, has served as Senior Vice President since 1996 and Treasurer of Medford Co-operative Bank since 1993. Effective June 1, 2001, Ms. McNeill assumed responsibility for the financial reporting of Mystic Financial and Medford Co-operative Bank. Ms. McNeill is responsible for management and supervision of the accounting, operations and electronic data processing departments. She has been an employee of Medford Co-operative Bank for 27 years.

      Henry T. Sampson, Jr., age 53, has served as Senior Vice President of Medford Co-operative Bank since 1992 and the Chief Residential Loan Officer of Medford Co-operative Bank since 1993. Mr. Sampson is responsible for all non-commercial lending and supervision of the lending department and has been an employee of Medford Co-operative Bank for 22 years.

      Annette J. Hunt, age 42, has served as Senior Vice President since November 1999 and Vice President/Branch Administrator of Medford Co-operative Bank since 1997. She joined Medford Co-operative Bank in 1995 as Vice President/Branch Manager of the Salem Street Office. She is currently responsible for the overall operation of the Retail Division. Ms. Hunt was formerly employed at Depositors Trust Company and Cooperative Bank of Concord from 1978 to 1995 as Vice President/Branch Administrator.

      Robert S. Kaminer, age 45, has served as Senior Vice President and Commercial Loan Officer since November 2000. He joined Medford Co-operative Bank in 1998 as Vice President, Commercial Loan Officer. His duties include commercial real estate lending and construction lending. Prior to joining Medford Co-operative Bank, Mr. Kaminer was employed at Medford Savings Bank from 1986 through 1998 where he was a Vice President and a Commercial Loan Officer.

Executive Compensation

      Ralph W. Dunham was appointed President and Chief Executive Officer of Mystic Financial and Medford Co-operative Bank on June 1, 2001. From April 10, 2001 to June 1, 2001, John O'Donnell had served as President and Chief Executive Officer of Mystic Financial and Medford Co-operative Bank. For health reasons, Mr. O'Donnell was appointed Executive Vice President of Mystic Financial and Medford Co-operative Bank on June 1, 2001. Prior to April 10, 2001, Robert H. Surabian had served as President and Chief Executive Officer of Mystic Financial and Medford Co-operative Bank until his retirement effective April 9, 2001.

      The following table sets forth the compensation paid by Mystic Financial and Medford Co-operative Bank for services rendered in all capacities during the fiscal years ended June 30, 2001, 2000 and 1999 to Messrs. Surabian, Dunham, Burke and O'Donnell. No other executive officer earned salary plus bonus in excess of $100,000 during the fiscal year ended June 30, 2001.

                         Summary Compensation Table


                                                                                             Long Term Compensation
                                                                                  ---------------------------------------------
                                                  Annual Compensation(5)                 Awards                  Payouts
                                            -----------------------------------   --------------------   -----------------------
                                                                      Other       Restricted
                                                                      Annual        Stock                 LTIP       All Other
Name and Principal                                                 Compensation     Awards     Options   Payouts   Compensation
Positions                            Year   Salary($)   Bonus($)      ($)(1)        ($)(2)     (#)(3)      ($)        ($)(4)
------------------                   ----   ---------   --------   ------------   ----------   -------   -------   ------------

Robert H. Surabian, President and    2001   $136,426    $34,500        --                --        --      --       $1,054,507
 Chief Executive Officer(5)          2000   $165,057    $32,500        --                --        --      --       $   31,086
                                     1999   $157,197    $30,500        --          $294,904    61,121      --       $   40,125
Ralph W. Dunham, President, Chief    2001   $119,436    $13,000        --          $ 21,945        --      --       $   21,825
 Executive Officer and Treasurer     2000   $108,946    $ 9,500        --                --        --      --       $   23,373
                                     1999   $105,608    $ 7,500        --          $176,932    36,673      --       $   17,026
Thomas G. Burke, Senior Vice         2001   $115,000    $10,000        --                --        --      --       $   20,778
 President and Commercial Loan       2000   $102,500    $ 9,000        --                --        --      --       $   18,932
 Officer                             1999   $ 96,370    $ 7,000        --          $ 36,188     5,000      --       $   20,058
John M. O'Donnell, Executive Vice    2001   $106,038    $10,000        --          $ 43,890        --      --       $   20,068
 President                           2000   $ 96,000    $14,000        --                --        --      --       $   17,260
                                     1999   $ 87,470    $ 6,500        --          $ 36,188     5,000      --       $   17,610

____________________
<F1>  Mystic Financial and Medford Co-operative Bank provide its executive officers with non-cash benefits and perquisites, such as the use of employer-owned or leased automobiles. Mystic Financial and Medford Co-operative Bank believe that the aggregate value of these benefits for 2001 did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.
<F2>  Pursuant to the RRP, Mr. Surabian, Mr. Dunham, Mr. Burke and Mr.
      O'Donnell were awarded 24,448, 14,668, 3,000 and 3,000 shares of restricted stock, respectively, as of March 24, 1999, which vest in 20% increments on December 31st of each year. The first installment vested on December 31, 1999. Mr. Dunham and O'Donnell were also awarded 1,500 and 3,000 shares of restricted stock, respectively on April 10, 2001 which, in the case of Mr. Dunham, will vest with respect to 33% of the shares immediately and with respect to the remaining shares 33% on December 31, 2002 and 33% on December 31, 2003 and, in the case of Mr. O'Donnell, will vest in increments of 1,000 shares each December 31st following the date of grant. Dividends attributable to such shares are held in the trust fund of the RRP and are distributed as soon as it is administratively feasible. The dollar amounts shown in the table for 1999 and 2001 are based on the fair market value of a share of common stock on March 24, 1999 and April 10, 2001, which was $12.0625 and $14.63, respectively. In the case of death, disability, or change in control while in service, all restricted stock awards become immediately vested.
<F3>  Represents shares of common stock as to which the named individual has the right to acquire beneficial ownership pursuant to the exercise of stock options. Such options were granted on March 24, 1999 pursuant to the Mystic Financial, Inc. 1999 Stock Option Plan, and vest in 20% increments on December 31st of each year. The first installment vested on December 31, 1999.




<F4>  Includes benefits for Messrs. Surabian, Dunham, Burke and O'Donnell as follows:


                                       Year    Mr. Surabian    Mr. Dunham    Mr. Burke    Mr. O'Donnell
                                       ----    ------------    ----------    ---------    -------------

      401(k) Matching Contributions    2001       $6,933        $ 3,203       $ 3,594        $ 2,897
      ESOP Contributions               2001       $6,076        $18,622       $17,184        $17,171

<F5>  The amount under "Salary" for 2001 represents the amount of salary paid for the portion of 2001 that Mr. Surabian was employed by Mystic Financial. The amount under "Bonus" for 1999, 2000 and 2001 includes a stipend of $17,500 which was paid annually by Medford Co-operative Bank to cover premiums due on a life insurance policy owned by Mr. Surabian. The amount under "All Other Compensation" includes $1,041,498 which is the amount paid to Mr. Surabian in settlement of his employment contract with Mystic Financial and Medford Co-operative Bank effective as of January 8, 1998 as amended by an Amendatory Agreement effective as of July 1, 1998.

Report of the Compensation Committee

      The following Report of Mystic Financial's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

      Mystic Financial, Inc. was formed in 1997 for the purpose of becoming the holding company for Medford Co-operative Bank in a stock conversion that took effect in January 1998. For the fiscal year ended June 30, 2001, substantially all of the business of Mystic Financial was conducted through Medford Co-operative Bank. During such fiscal year, Mystic Financial's Chief Executive Officers ("CEOs") and other executive officers served as the CEO and executive officers, respectively, of Medford Co-operative Bank and performed substantially all of their services in connection with the management and operation of Medford Co-operative Bank. As a result, all compensation of the CEOs and all other executive officers for such period was paid by Medford Co-operative Bank and determined by the Board of Directors of Medford Co-operative Bank on the recommendation of its Compensation Committee.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of Mystic Financial (the "Compensation Committee") annually reviews and recommends changes to the compensation levels of the executive officers to the Board of Directors. The Compensation Committee continues to review the compensation program to better reflect Mystic Financial's public company status. It is intended that the executive compensation program will enable Mystic Financial and Medford Co-operative Bank to attract, develop and retain strong executive officers who are capable of maximizing Mystic Financial's performance for the benefit of its stockholders.

      It is Mystic Financial's policy to cause its executive officers to be compensated, either directly or through its affiliates, using a combination of cash compensation, consisting of a base salary and discretionary bonus payments, participation in Medford Co-operative Bank's fringe benefit plans and participation in Mystic Financial's ESOP. These elements are intended to provide an overall compensation package that is commensurate with Mystic Financial's financial resources, that aligns the executives' financial interests with those of Mystic Financial's stockholders and that is responsive to the immediate and long-term needs of the executive officers and their families. The compensation practices of other community banks in the Boston and New England area are considered in establishing the overall level of compensation and the components of the compensation package; however, it has not been a goal or policy to set compensation at levels designed to achieve a predetermined percentile ranking among an identified group of peer institutions.

      The Board of Directors of Mystic Financial accepted without modification all of the Compensation Committee's recommendations on executive compensation. The Compensation Committee reviews salary and bonus levels annually in December. The composition of Medford Co-operative Bank's Compensation Committee is the same as that of Mystic Financial's
Compensation Committee.

Base Salary and Bonus

      For the year ended June 30, 2001, base salaries of all executive officers were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the executive officers' customary respective duties and responsibilities and to enable them to maintain appropriate standards of living within their communities. The Compensation Committee has also utilized discretionary bonus payments to ensure that compensation levels remain competitive with those of similar institutions in Medford Co-operative Bank's market area and to reflect cost of living increases. Fringe benefit programs, consisting of life, disability and group health insurance coverages, are designed to provide for the health and welfare of the executives and their families as well as for their long-term financial needs. The determination of the CEO's compensation for the fiscal year ended June 30, 2001 was based on the same general principles applied to other executive officers.

      Mystic Financial currently uses stock-based compensation so that management's interests are aligned with stockholders' interests in the enhancement of stockholders' value. In this regard, Mystic Financial, with the approval of stockholders, implemented its 1999 Stock Option Plan and its 1999 Recognition and Retention Plan on March 24, 1999. In addition, all executive officers participated in Mystic Financial's ESOP for the fiscal year ended June 30, 2001. Each executive officer has an individual account within the ESOP Trust, which is invested primarily in Mystic Financial common stock with the result that a portion of each executive officer's long-term retirement savings is tied to the performance of Medford Co-operative Bank and Mystic Financial. These important stock-based incentive compensation plans assist Medford Co-operative Bank and Mystic Financial in attracting and retaining senior executive personnel of outstanding caliber who will contribute to Mystic Financial's success.

      In addition to the compensation paid to executive officers as described above, executive officers received certain benefits pursuant to the 401(k) Plan and the Pension Plan. In addition, the CEOs may receive certain benefits under Mystic Financial's nonqualified benefit restoration plan that are otherwise limited by Internal Revenue Service caps on qualified plans.

                                       Compensation Committee of Mystic
                                       Financial, Inc.

                                       John A. Hackett (Chairperson)
                                       John J. McGlynn
                                       Lorraine P. Silva

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consists of Messrs. Hackett (Chairperson), McGlynn and Ms. Silva. There are no other interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of Mystic Financial and corporations with respect to which such persons are affiliated, or otherwise.

Performance Graph

      The following graph compares Mystic Financial's total cumulative stockholder return from January 8, 1998, the date of Mystic Financial's initial public offering, to June 30, 2001, to the total return for the Nasdaq National Market Composite Index and the total return for the Nasdaq Bank Stock Index, which is an index for publicly traded institutions that trade on Nasdaq.


                              1/8/98    6/30/98    12/31/98    6/30/99    12/31/99    6/30/00    12/31/00    6/30/01
                              ------    -------    --------    -------    --------    -------    --------    -------

Mystic Financial, Inc.        100.00    146.68      123.81     121.19      113.41     126.00      143.33     167.50
Nasday Stock Market (U.S.)    100.00    121.42      142.36     174.65      264.55     258.21      159.10     139.97
Nasdaq Bank Stock Index       100.00    108.73      104.25     107.40      100.21      88.06      114.33     122.13

      There can be no assurance that stock performance will continue into the future with the same or similar trends depicted in the graph above.

Certain Employee Benefits and Employment Agreements

      Employment Agreements with Mystic Financial and Two Senior Executives. Mystic Financial entered into separate Employment Agreements with Messrs. Dunham and O'Donnell (the "Senior Executives"), effective as of June 1, 2001. These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that Mystic Financial and Medford Co-operative Bank will be able to maintain a stable and competent senior executive management team. The continued success of Mystic Financial and Medford Co-operative Bank depends to a significant degree on the skills and competence of Messrs. Dunham and O'Donnell.

      Term. The Employment Agreements provide for a three-year term for Messrs. Dunham and O'Donnell. The Employment Agreements provide that, commencing on the agreement's first anniversary date and continuing on each anniversary date, the Board may, with the Senior Executive's concurrence, extend the Employment Agreement for an additional year, so that the remaining term will be three years, after the Board conducts a performance evaluation.

      Salary and Benefits. The Employment Agreements provide for:

*     Annual review of base salary;
* Entitlement to participation in pension, savings, incentive and welfare benefit plans; and
* Eligibility for fringe benefits applicable to executive personnel, such as fees for club and organization memberships.

      Termination and Benefits Payable upon Termination. Mystic Financial may terminate the Senior Executives at any time for cause, as defined in the Employment Agreements. In the event of the termination of the Senior Executive's employment with Mystic Financial and Medford Co-operative Bank for reasons other than for cause, or in the event of the Senior Executive's resignation from Mystic Financial and Medford Co-operative Bank for certain reasons specified in the Employment Agreements, the Senior Executive would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary payments due to the Senior Executive for the remaining term of the Agreement. However, in the event a Senior Executive's employment terminates following a change in control of Mystic Financial, for purposes of computing the lump sum severance amount payable, the remaining term of each Executive's Employment Agreement will be deemed to be three years. The agreements also provide for Mystic Financial (or Medford Co-operative Bank, if applicable) to continue the Senior Executive's life, health and disability insurance coverage for the remaining term of the Employment Agreement or for three years following a change in control. The Employment Agreements also provide certain uninsured disability benefits. In general, for purposes of the Employment Agreements, the ESOP and any plans to be maintained by Mystic Financial or Medford Co-operative Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security of Mystic Financial or Medford Co-operative Bank, upon stockholder approval of a merger or consolidation or a change of the majority of the Board of Directors of Mystic Financial or Medford Co-operative Bank, or liquidation or sale of substantially all the assets of Mystic Financial or Medford Co-operative Bank.

      Either Medford Co-operative Bank or Mystic Financial may make the payments due to the Senior Executives under the Employment Agreements, and these payments will not be duplicated; the Employment Agreements provide that Mystic Financial will guarantee that all payments due to the Senior Executives will be paid to them. The Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements.

      Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a "change of control" of Mystic Financial or Medford Co-operative Bank may constitute an "excess parachute payment" under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to Mystic Financial and Medford Co-operative Bank. Mystic Financial's Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any "golden parachute" excise taxes.

      Employment Agreements between Medford Co-operative Bank and Two Commercial Lending Officers. Medford Co-operative Bank entered into separate Employment Agreements with each of Thomas G. Burke and Robert S. Kaminer, who both currently serve Medford Co-operative Bank as Commercial Loan Officers ("Loan Officers"), effective as of January 8, 1998 and October 18, 2000, respectively. The purpose of these Employment Agreements is to secure the Loan Officers' continued availability and attention to Medford Co-operative Bank's affairs.

      Term. Both Agreements have three year terms that may be extended by Medford Co-operative Bank's Board of Directors, after a performance review of the Loan Officer, for an additional year.

      Salary and Benefits. The Employment Agreements provide for:

*     Annual review of base salary;
* Entitlement to participation in pension, savings, incentive and welfare benefit plans; and
*     Eligibility for fringe benefits applicable to executive personnel.

      Termination and Benefits Payable upon Termination. In the event that a Loan Officer's employment with Medford Co-operative Bank is terminated for reasons other than for cause, death or disability or in the event that the Loan Officer resigns from employment with Medford Co-operative Bank following a "change in control" (as defined above), the Loan Officer would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary payments due for the remaining term of the Agreement, as severance pay. In the event that severance is payable to a Loan Officer due to his termination of employment following a change in control of Medford Co-operative Bank, for purpose of computing the lump sum severance amount payable, the remaining term of each Loan Officer's Employment Agreement will be deemed to be three years. The Agreements also provide for Medford Co-operative Bank to continue the Loan Officer's life, health and disability insurance coverages for the remaining term of the Employment Agreement, as an additional severance benefit.

Benefits

      Employee Stock Ownership Plan and Trust. Mystic Financial has established, and Medford Co-operative Bank has adopted, an ESOP and related trust, effective as of January 8, 1998. Substantially all employees of Medford Co-operative Bank or Mystic Financial who have attained age 21 and have completed one year of service are eligible to become participants in the ESOP. The ESOP purchased 216,890 shares of the common stock issued by Mystic Financial in its conversion to stock form with funds borrowed from Mystic Financial. This loan is for a term of 10 years, bears interest at the rate of 8% per annum and calls for level annual payments of principal and interest designed to amortize the loan over its term. The loan also permits optional pre-payment. Mystic Financial and Medford Co-operative Bank may make additional annual contributions to the ESOP to the maximum extent deductible for federal income tax purposes.

      The ESOP Trust has pledged ESOP shares as collateral for the loan. The ESOP Trustee holds these shares in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. Mystic Financial will allocate the released shares among the accounts of participants on the basis of the participant's compensation for the year of allocation. As of June 30, 2001, 70,629 shares have been allocated to participant's ESOP accounts.

      In connection with the establishment of the ESOP, the Board of Directors appointed the Compensation Committee to administer the ESOP and appointed HSBC Bank USA as the ESOP's trustee. The Compensation Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares as long as such vote is in accordance with the provisions of ERISA.

      The ESOP may purchase additional shares of common stock in the future, and may do so either on a leveraged basis with borrowed funds or with cash dividends, periodic employer contributions or other cash flow.

      Pension Plan. The Pension Plan provides a benefit for all eligible Medford Co-operative Bank employees. The benefit is equal to (A) the participant's accrued benefit under the applicable Prior Plan determined as of December 31, 1988 plus (B) one percent (1%) of the participant's "Final Average Compensation" (defined to mean a participant's highest compensation averaged over three years) plus (C) one-half of one percent (.5%) of the participant's Final Average Compensation in excess of covered compensation multiplied by the participant's benefit service after December 31, 1988. Medford Co-operative Bank funds the Pension Plan on an actuarial basis and the trustee holds all assets in trust.

      The following table illustrates the annual benefit payable upon normal retirement at age 65 in the form of a single life annuity, with no offset for Social Security benefits, under the Pension Plan at various levels of compensation and years of service under the Plan:

                            Years of Service at Retirement
      Final Average    ----------------------------------------
      Compensation        10         15         20         25
      -------------       --         --         --         --

      $ 50,000         $ 7,500    $11,250    $15,000    $18,750
        75,000          11,250     16,875     22,500     28,125
       100,000          15,000     22,500     30,000     37,500
       125,000          18,750     28,125     37,500     46,875
       150,000          22,500     33,750     45,000     56,250
       175,000(1)       26,250     39,375     52,500     65,625
       200,000(1)       30,000     45,000     60,000     75,000

____________________
<F1>  These are hypothetical benefits based on the Pension Plan's normal retirement benefit formula. The benefits shown above do not reflect an offset for Social Security benefits and there are no other offsets. For the Pension Plan year ended December 31, 2000, the annual compensation for calculating benefits may not exceed $170,000 (as adjusted for subsequent years pursuant to Code provisions). The portion of the benefits shown above attributable to annual compensation in excess of $170,000 were provided to Mr. Surabian under the Benefit Restoration Plan described below.

      The following table sets forth the years of credited service determined as of December 31, 2000, the end of the 2000 plan year, for Messrs. Surabian, Dunham, Burke and O'Donnell. The accrued benefit of each Messrs. Surabian, Dunham, Burke and O'Donnell under the Pension Plan is determined on the basis of each officer's "Years of Credited Service" shown below, and his "Final Average Compensation" (which includes salary and bonus), as defined above.


                       Years of Credited Service
                       -------------------------
                       Years              Months
                       -----              ------

      Mr. Surabian      22                   1
      Mr. Dunham        12                  10
      Mr. Burke          5                   7
      Mr. O'Donnell      4                   3

      Benefit Restoration Plan. Effective July 1, 1998, Mystic Financial adopted the Benefit Restoration Plan of Mystic Financial, Inc. ("BRP") in order to provide the person then serving as its Chief Executive Officer with the benefits that would be due to such executive under the Pension Plan, the 401(k) Plan and the ESOP if such benefits had not been limited by certain statutory restrictions under the Code. Mystic Financial has established an irrevocable "grantor trust" for use in connection with the BRP. The assets of such "grantor trust" would be considered part of the general assets of Mystic Financial and subject to the claims of its general creditors. Earnings on the trust's assets are taxable to Mystic Financial.

      Stock Option Plan. Mystic Financial has a Stock Option Plan in effect which was approved by the stockholders at a Special Meeting on March 24, 1999. The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Mystic Financial. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Mystic Financial has reserved an aggregate of 257,355 shares of common stock for issuance upon the exercise of stock options granted under the Plan.

      The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on June 29, 2001, the last trading day of the 2001 fiscal year, which was $15.68 per share. The first installment of options became exercisable on December 31, 1999.


                                          Fiscal Year End Options/SAR Values
----------------------------------------------------------------------------------------------------------------------
                                                              Number of Securities            Value of Unexercised
                                                             Underlying Unexercised               In-the-Money
                                                                Options/SARs at                 Options/SARs at
                     Shares Acquired    Value Realized          Fiscal Year-End                 Fiscal Year-end
                       on Exercise       on Exercise                   (#)                             ($)
Name(1)                    (#)               ($)          Exercisable/Unexercisable(1)    Exercisable/Unexercisable(2)
-------              ---------------    --------------    ----------------------------    ----------------------------

Ralph W. Dunham            -                 -                   14,668/22,005                   $53,062/79,604
John M. O'Donnell          -                 -                    2,000/3,000                      7,235/10,853
Thomas G. Burke            -                 -                    2,000/3,000                      7,235/10,853

____________________
<F1>  All options were granted on March 24, 1999, and vest at the rate of
      20% per year beginning on December 31, 1999.
<F2>  The closing price per share of common stock on June 29, 2001, the last trading day before the fiscal year ended June 30, 2001, was $15.68, and all options have an exercise price of $12.0625 per share, which equals a spread of $3.6175 per share.

      Recognition and Retention Plan. The RRP was adopted by the Board of Directors of Mystic Financial and approved by its stockholders at a Special Meeting held on March 24, 1999. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of Mystic Financial, Medford Co-operative Bank and other affiliates. The members of the Board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. Mystic Financial pays all costs and expenses of administering the RRP.

      As required by the terms of the RRP, Mystic Financial has established a trust ("Trust") and has contributed $1,294,495 to the Trust in order to fund the purchase of 102,942 shares of common stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. The Trust completed the purchase of these shares in September, 1999. Shares of common stock subject to a Restricted Stock Award are held in the Trust until the Award vests at which time the shares of common stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to his Award, whether or not the underlying shares have vested.

      Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers and executives selected by the RRP Committee and are awarded to outside directors pursuant to the terms of the RRP. As of March 24, 1999, each outside director who has completed at least three years of service has been granted a Restricted Stock Award with respect to 4,971 shares of common stock. Each outside director with less than three years of service has been granted a restricted stock award with respect to 2,200 shares of common stock. All outstanding Restricted Stock Awards, except those awarded on April 10, 2001, vest and become distributable at the rate of 20% per year, over a five year period that commenced on December 31, 1999, subject to automatic full vesting on the date of the Award holder's death, disability or upon a change in control of Mystic Financial.

      On April 10, 2001, 1,500 restricted shares were awarded to Mr. Dunham and 3,000 restricted shares were awarded to Mr. O'Donnell all of which are subject to full vesting on the date of the Award holder's death, disability or upon a change of control of Mystic Financial. The April 10, 2001 award to Mr. Dunham vests with respect to 33% of the shares immediately, 33% on December 31, 2002 and 33% on December 31, 2003. The April 10, 2001 award to Mr. O'Donnell will vest in increments of 1,000 shares each December 31st following the date of grant.

      Mystic Financial may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

Transactions with Certain Related Persons

      Medford Co-operative Bank has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by Medford Co-operative Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, nor did they involve more than the normal risk of collectibility or present other unfavorable features. The outstanding principal balance of such loans to directors, executive officers and their associates totaled $2.4 million or 8.4% of Medford Co-operative Bank's total equity at June 30, 2001.

      Mystic Financial intends that all transactions in the future between Mystic Financial and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Mystic Financial than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of Mystic Financial not having any interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires Mystic Financial's executive officers and directors, and persons who own more than 10% of the common stock to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Mystic Financial with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Mystic Financial believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners for the fiscal year ended June 30, 2001 were complied with.

                           ADDITIONAL INFORMATION

Information About Stockholder Proposals

      If you wish to submit proposals to be included in our proxy statement for the 2002 Annual Meeting of Stockholders, we must receive them by May 22, 2002, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. [SECTION]240.14a-8 of the rules and regulations promulgated by the SEC.

      In addition, under Mystic Financial's Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2002 Annual Meeting):

* You must be a stockholder of record and have given timely notice in writing to the Secretary of Mystic Financial.

*     Your notice must contain specific information required in our Bylaws.

      If our Annual Meeting is held within 30 days of October 24, 2002, to be timely, the Secretary must receive your notice no later than August 26, 2002, as set forth more fully in our Bylaws. If our 2002 Annual Meeting is held on another date, you must give timely notice, as set forth more fully in our Bylaws.

                                       By Order of the Board of Directors,


                                       /s/ John M. O'Donnell


                                       John M. O'Donnell
                                       Secretary

Medford, Massachusetts
September 26, 2001

===========================================================================
To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.
===========================================================================

                                                                 Appendix A
                                                                 ----------

                Audit Committee of the Board of Directors of

                           Mystic Financial, Inc.

                                   Charter

I.    Statement of Policy

      The primary function of the Audit Committee of the Board of Directors of Mystic Financial, Inc. ("Company") is to provide assistance to the Company's Board of Directors in fulfilling its responsibilities to the Company's shareholders and the investment community relating to the Company's accounting and reporting practices and the quality and integrity of the Company's financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Company's Board of Directors, outside auditors, internal auditors and senior management.

II.   Composition of the Audit Committee

      The Audit Committee shall consist of at least three "independent" Directors of the Company and shall serve at the pleasure of the Board of Directors. An "independent" Director is defined as an individual who (a) is not an officer or salaried employee of the Company, (b) is not an attorney who receives any fee or compensation from the Company, (c) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member and (d) meets the Nasdaq Stock Market's definition of independent director. Additionally, Audit Committee members should have few or no ties to the Company other than through their duties as Board members. In selecting the members of the Audit Committee, the Board of Directors will take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

      At least one member of the Audit Committee shall have accounting or related financial management expertise. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement, or become so able within a reasonable period after joining the Audit Committee. The Audit Committee, with the assistance of the independent public auditors, shall develop and implement a skill enhancement plan and assess member contribution and performance.

      The members of the Audit Committee shall be designated by the full Board of Directors at each annual meeting of the Board. The Board shall designate one member of the Audit Committee to serve as chairman of the committee.

III.  Meetings

      The Audit Committee shall meet at least 4 times a year or more frequently as circumstances require. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board of Directors, with such recommendations as the Audit Committee deems appropriate. The Audit Committee should also meet periodically with the internal auditor, the outside auditors and the Company's financial management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee. In addition, the Audit Committee, or at least its chairman, should meet with the outside auditors and financial management quarterly to review the Company's quarterly report on Form 10-Q before it is filed with the Securities and Exchange Commission and, if possible, before any public announcement of the Company's financial results.

IV.   Responsibilities and Duties of the Audit Committee

      The primary duties and responsibilities of the Audit Committee are to oversee and monitor the Company's financial reporting process and internal control system and review and evaluate the performance of the Company's outside auditors and internal auditing staff. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company's charter or bylaws or the Board of Directors:

1. The Audit Committee shall nominate, select, evaluate and, when appropriate, recommend the replacement of the outside auditors, subject to the approval of the Board of Directors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit's scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, financial institution auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors.

2. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors, and the Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors.

3. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstance that might adversely affect the outside auditors' independence or judgment with respect to the Company under applicable auditing standards.

4. The Audit Committee shall require the outside auditors to advise the Company if it becomes aware that any officer or employee of the Company, or its direct or indirect subsidiaries or affiliates, is related to a partner, employee or other representative of the outside auditors, to the extent that such relationship might adversely affect the Company under applicable auditing standards.

5. The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company's accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company's financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company's accounting principles and underlying estimates and other significant decisions made by the Company's management in preparing the financial disclosure and reviewed by the outside auditors. The Audit Committee shall then meet among themselves, without operating management or the outside auditors being present, to discuss the information presented to them.

6. The Audit Committee shall require the outside auditors, in reviewing the Company's financial reporting and in advising the Audit Committee, to take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

7. The Audit Committee shall meet with the outside auditors and management to review the Company's annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such form is filed with the Securities and Exchange Commission.

8. Upon the completion of the annual audit, the Audit Committee shall review the audit findings, including any comments or recommendations of the outside auditors, with the entire Board of Directors.

9. The Audit Committee shall meet at least annually with the Company's internal auditor to assure itself that the Company has a strong internal auditing function by reviewing the internal audit program and assessing (grading) risk areas along with a proper control environment that promotes accuracy and efficiency in the Company's operations.

10. The Audit Committee must assure itself that the internal auditor is free from operational duties, and that the internal auditor reports directly to the Board of Directors or the Audit Committee regarding any audit concerns or problems.

11. The Audit Committee shall receive from the Company's internal auditor a monthly report to the Audit Committee, which includes a summary of findings from completed internal audits. A progress report on the internal audit plan, together with explanations for any deviations from the original plan, will be reviewed quarterly by the Audit Committee.

12. The Audit Committee shall review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

13. The Audit Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Company's internal auditor.

14. The Audit Committee shall consider and review with management and the internal auditor: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations,
(b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information, (c) any changes required in the planned scope of the internal audit plan and (d) the internal auditing department budget and staffing.

15. The Audit Committee shall consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the outside auditors, the internal auditor or management, and the Audit Committee shall review with the outside auditors, the internal auditor and management the extent to such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Audit Committee).

16. The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable, and the Audit Committee shall retain outside counsel, accountants or others for this purpose if, in its judgment, that is appropriate.

17. The Audit Committee shall prepare a report for inclusion in the Company's proxy statement describing the discharge of the Audit Committee's responsibilities.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                               REVOCABLE PROXY
                           MYSTIC FINANCIAL, INC.

       This Proxy is solicited on behalf of the Board of Directors of
                           Mystic Financial, Inc.
  for the Annual Meeting of Stockholders to be held on October 24, 2001.

      The undersigned stockholder of Mystic Financial, Inc. hereby appoints John J. McGlynn and John W. Maloney, each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Mystic Financial, Inc. held of record by the undersigned on August 31, 2001, at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Time, on October 24, 2001, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2001 Annual Meeting of Stockholders and Proxy Statement, dated September 19, 2001, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

1.    Election of 4 Directors.                For    Withhold    For All Except
      Nominees:                               [ ]      [ ]            [ ]

      Julie Bernardin, Ralph W. Dunham,
      John A. Hackett and Lorraine P. Silva

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_________________________________________________________________________

2.    Ratification of the appointment of      For    Against        Abstain
      Wolf & Company, P.C. as                 [ ]      [ ]            [ ]
      independent auditors for the
      fiscal year ending June 30, 2002.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.     [ ]

      The Board of Directors unanimously recommends a vote "FOR" all of the nominees named in Item 1 and a vote "FOR" the proposal in Item 2.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

                                      -----------------------
  Please be sure to sign and date    |Date                   |
    this Proxy in the box below.     |                       |
 ------------------------------------------------------------
|                                                            |
|                                                            |
|                                                            |
 --Stockholder sign above----Co-holder (if any) sign above---

  Detach above card, sign, date and mail in postage paid envelope provided.

                           MYSTIC FINANCIAL, INC.
 -----------------------------------------------------------------------------
| The above signed hereby acknowledges receipt of the Notice of the 2001 | |Annual Meeting of Stockholders and the Proxy Statement dated September 19, |
|2001 for the Annual Meeting of Stockholders.                                  |
|                                                                              |
| Please sign exactly as your name appears on this proxy. Joint owners | |should each sign personally. If signing as attorney, executor, administrator,| |trustee or guardian, please include your full title. Corporate or partnership |
|proxies should be signed by an authorized officer.                            |
|             PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE             |
|               AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.               |
-------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_______________________________________

_______________________________________

_______________________________________